Exhibit 10.19

Credit Line Agreement

Number: 2017

Party A: ACM Research (Shanghai), Inc.

Business license No.: 91310000774331663A

Legal representative/person in charge: Hui Wang

Domicile: Building 4, No.1690 Cailun Road, China (Shanghai) Pilot Free Trade Zone 201203

Deposit bank and account No.: Zhangjiang High-tech Park Branch of Bank of China

Telephone: 50808868                        Fax: 50808860

Party B: Shanghai Pudong Development Zone Branch of Bank of China Limited

Legal representative/person in charge: Sheng Zhenzhou

Domicile: No.58 Xinjinqiao Road, Shanghai 201203

Telephone: 20512666                        Fax: 50302277

For the purpose of a friendly and reciprocal cooperation relationship, Party A and Party B hereby enter into the following agreement after negotiations by adhering to the principles of voluntariness, equality, mutual benefit and integrity.

ARTICLE 1 BUSINESS SCOPE

Party B will provide the credit line to Party A pursuant to this Agreement, and Party A may apply for the cycle, adjustment or single use of the credit line with Party B for the purposes of short-term loan, corporation overdraft, bank acceptance bill, trade financing, letter of guarantee, capital business and other credit businesses (collectively “Individual Credit Business”) on the precondition that this Agreement and related Individual Agreements are complied with.

For the purpose of this Agreement, the trade financing business includes opening an international L/C, opening a domestic L/C, import negotiation, shipping guarantee, packing credit, export negotiation, export discounting under L/C, buyer negotiation under domestic L/C, seller negotiation under domestic L/C, domestic L/C negotiation and other international and domestic trade financing businesses.

The so-called business of letter of guarantee hereunder includes opening a letter of guarantee /standby L/C and other international and domestic businesses relating to letter of guarantee.

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ARTICLE 2 TYPE AND AMOUNT OF CREDIT LINE

Party B agrees to provide the following credit line to Party A:

Currency: RMB

Amount: (Written): THIRTY MILLION RENMINBI ONLY;

(Figures) ¥30,000,000.00

The specific type and amount are as follows:

1.	Credit line: RMB30,000,000 or equivalent in USD, of which:

(1)	Credit line of working capital: RMB30,000,000

ARTICLE 3 USE OF CREDIT LINE

1. Within the term of the credit line specified herein, Party A may use the credit line by the way of (1) while not exceeding the scope of Individual Credit Business stipulated herein:

(1) Cash Cycle use. The specific type of credit includes: line of credit for working capital: RMB30,000,000 or USD equivalent

(2) Single use, and the line and type are:             /            .

If Party A intends to adjust the usage of the line of credit specified in Article 2, Party A shall submit a formal written proposal to Party B. Party B will decide whether to accept the proposal as well as the adjustment method and notify through a formal written response.

2. On the date which this Agreement goes into effect, all credit balance incurred from previous {Line of Credit Agreements} or similar agreements between the two parties will be deemed as part of this current agreement.

Thus, all previously incurred credit which uses up credit balance will be considered using up credit balance from the current line of credit agreement.

3. Unless specified, the following business activities are deemed not to take up the line of credit:

(1)    Export negotiation with documents in compliance with L/C;

(2)    Negotiation or financing handled based on draft or amount under an export L/C or a domestic L/C accepted/honored/confirmed/certified by an issuing bank or certifying bank acceptable to Party B;

(3)    If Party A can provide security deposit, national debts, deposit receipt issued by Party B or bank acceptance bill, letter of guarantee, standby L/C acceptable to Party B, the amount corresponding to the guarantee will be excluded from line of credit;

(4)    Other business activities confirmed by the both parties through written proposal that do not take up the line of credit

Individual Agreements whose business activity is subjected to this Agreement but do not take up the line of credit, constitute a part of this Agreement and will be subjected to this Agreement, unless specified otherwise.

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ARTICLE 4 AGREEMENTS TO BE SIGNED FOR INDIVIDUAL CREDIT LOAN

To apply for Individual Credit Loan under this Agreement with Party B, Party A shall submit corresponding application to Party B and/or sign related contracts/agreements with Party B (collectively “Individual Agreements”).

ARTICLE 5 USE TERM OF CREDIT LINE

The term of credit line specified in Article 2 shall begin on the effective date of this Agreement till the 30th of July 2018

If Party B wishes to continue to provide a line of credit to Party A when the term of credit line stated above expires, the two Parties may negotiate and enter into a supplementary agreement. The agreement will be submitted through a formal written propose which specifies a new line of credit, terms for the agreement and other related matters. Supplementary agreements constitutes as an integral part of this Agreement. Anything not covered in this Agreement but are covered in the supplementary agreement will have the same legal effect as this Agreement.

The expiry of the term of credit line does not affect the legal effect of this Agreement or constitute a cause of termination of this Agreement. The Individual Credit Activity that has been conducted by both parties pursuant to this Agreement will continue to perform according to this Agreement and related Individual Agreements, and the obligations and rights that have occurred shall be completed.

ARTICLE 6 PRECONDITIONS FOR INDIVIDUAL CREDIT BUSINESS

To carry out Individual Credit Business, Party A shall comply with the following conditions as required by Party B:

1.    To submit to Party B the company documents, receipts, seals, list of related persons, signatures of people related to this Agreement and Individual Agreements, and fill out related certificates;

2.    To open accounts necessary for carrying out the Individual Credit Activity;

3.    The guarantee specified by this Agreement and Individual Agreements has been validly established;

4.    Other preconditions specified by Individual Agreements as necessary for carrying out the business.

5.    Other conditions Party B requires Party A to comply with.

ARTICLE 7 GUARANTEES

The Parties agree to tender a guarantee for Party A’s debts to Party B based on this Agreement and Individual Agreements by the following ways:

1.    Maximum pledge

(1)    ACM Research (Shanghai), Inc. provides the maximum pledge and signs related contracts.

Party B may be affected by Party A or the guarantor’s ability to perform; guarantee contract becomes invalid or is cancelled or rescinded; Party A or the guarantor suffers deteriorating financial situation or is involved in major litigation/arbitration cases or other events that affect performance; the

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guarantor breaches the guarantee contract or other contracts with Party B; or the collateral depreciates, is damaged, lost or seized, which causes the guaranteed value to decrease. In the above events, Party B has the right to require Party A to provide a new guarantee or to replace the guarantor to guarantee the debts under this Agreement

ARTICLE 8 REPRESENTATIONS AND UNDERTAKINGS

Party A states that:

1.    Party A is legally incorporated, exists legally, and has full legal capacity to signing and performing this Agreement;

2.    This Agreement and Individual Agreements are signed and performed based on Party A’s true intent. Party A has legal and valid authorization to enact this Agreement based on Party A’s Article of Association, other internal management procedures, as well as other agreements, contracts, and other legal agreement binding Party A from legally accepting this Agreement. Party A will obtain all related approval, license, filing or registration necessary for signing and performing this Agreement

3.    All documents, financial statements, certificates and other materials provided by Party A to Party B under this Agreement and Individual Agreements are true, complete, accurate and valid;

4.    The activity of the business for which Party A applies with Party B is true and legal and is not for money laundering;

5.    Party A does not conceal from Party B any matters that may affect the financial situation and the performance capacity of Party A and the guarantor.

Party A agrees to:

1.    To submit its financial statements (including but not limited to yearly, quarterly and monthly statements) and other related materials to Party B periodically or in a timely manner as required by Party B;

2.    To accept and cooperate with Party B’s inspection and supervision over the use of the line of credit, including related production, operation and financial activities;

3.    If Party A signs a Counter Guarantee Contract or similar contract with the guarantor hereunder with respect to its guarantee obligation, such contract will not damage any right of Party B hereunder;

4.    To notify Party B immediately if any event that may affect the financial situation and ability of performance of Party A or the guarantor occurs, including but not limited to separation or merger in any form, joint operation, joint venture or operation with foreign merchants, contract operation, reorganization, restructuring, planned listing and other changes in mode of operation, reduction of registered capital, transfer of major assets or equity, burden of major liabilities, new guarantee over the collateral, seizure of collateral, dissolution, cancellation, application for bankruptcy, or involvement in major litigation or arbitration cases;

5.    To handle any matters that are not specified in this Agreement or Individual Agreements according to Party B’s related regulations and business practices;

6.    To properly handle the pledge procedures for the patent for the invention “removal methods and devices of barrier layer” (patent No.: ZL 200910050835.7), carry out the pledge contract and the claim amount of pledge guarantee shall not be less than Party B’s total credit.

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7.    To operate Party B’s loan of working capital by reference to order financial mode with the credit products under the order financial line limited to the purchase of raw materials under the sales contract signed by Party A in 2017, and grant the line on the strength of true and valid purchase contracts/orders/invoices and sales contracts/orders/invoices by the way of entrusted payment. The advance payment certificate shall be provided if advance payment is specified in the sales order. The total financial amount shall not exceed 60% of the amount of sales order and the term of single fund shall not exceed 6 months. Before granting, related certificates (including confirmation by the other party’s email) with corresponding money return account is with Party B shall be provided, and after return Party B’s financial shall be offset first and the circulation shall be closed.

8.    Party A and its Board of Directors meeting undertake that, the orders for Party B’s order financing credit business shall not be refinanced and without Party B’s consent the rerun account shall not be changed or cancelled; during the credit period, for any newly-added bank credit Party B’s consent must be obtained in advance and Party B’s credit guarantee conditions shall not be inferior to the industry; if the return of loan under Party B’s order financing credit business is not timely, Party A agrees to return Party B’s order financing first with its own funds.

9.    Fifteen million RMB or equivalent USD will be authorized first. The remaining line of credit will not be authorized until the following requests are accomplished: (1) Party A provides no less than one hundred million RMB worth of sales contracts (new contracts signed during 2017) and indicates that the money from these sales contracts will be wired to an account under Party B (2) Party A’s Income statement shows a total revenue of more than hundred thirty million (3) Party A’s operating cash flow for this year is positive.

10.    Party A’s account receivable status will be monitored closely to effectively strengthen post-lending management, monitor borrower’s daily capital flow, and lower Party B’s credit exposure. One week prior to the expiration of a single loan contract, Party A should have funds no less than the principal and interest in the account with Party B.

11.    The financial subsidy obtained by Party A in 2017 being less than fifteen million RMB, or the annual invoicing income in 2017 being less than two hundred forty million RMB (subject to the tax return data), or Party A’s bank financing balance exceeding fifty five million RMB, then Party B’s financing may not exceed twenty million RMB.

12.    During the credit term, if Article 8 of “Party A’s undertaking” is not complied with, Party B has the right to announce the maturity of loan ahead of schedule.

Article 9 Disclosure of internal related parties and related transactions in Party A’s group

The Parties agree that the provision of Paragraph 1 applies:

1.    Party B does not identify Party A as part of a conglomerate according to the {Management Guidelines on Conglomerate Client Credit Risks of Commercial Banks (“Guidelines”).}

2.    If Party A is identified as part of a conglomerate by Party B according to above guidelines, then according to Article 17 of the {Guidelines} Party B shall immediately report all related transactions that are more than 10% of net assets to Party B. Information that needs to be disclosed includes the relationship of the transaction, transaction items, nature, amount or proportion of transaction, and pricing policies (including transactions that have no amount or just have a symbolic amount).

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Article 10 Breach of contract and treatment

Any of the following events constitutes or is deemed as a breach of contract by Party A under this Agreement and Individual Agreements:

1.    Party A fails to perform its obligations of payment and clearing-off to Party B as specified by this Agreement and Individual Agreements;

2.    Party A fails to use the assets obtained for the agreed purposes as specified by this Agreement and Individual Agreements;

3.    The representations made by Party A under this Agreement and the Individual Agreements are untrue or Party A violates its undertaking made under this Agreement and Individual Agreements;

4.    If the circumstances stated in Article 8.2.4 of this Agreement occur, Party B deems that the financial situation or ability of performance of Party A or the guarantor is affected while Party A does not provide a new guarantee or replace the guarantor;

5.    Party A stops business or is subject to dissolution, cancellation or bankruptcy;

6.    Party A breaches other provisions on the rights and obligations of the related parties in this Agreement and the Individual Agreements;

7.    Party A breaches other contracts signed with Party B or other organizations of Bank of China Limited;

8.    The guarantor breaches the guarantee contract or other contracts signed with Party B or other organizations of Bank of China Limited;

In case of defaults specified above, Party B has the right to take the following measures separately or jointly, as the case may be:

1.    To require Party A and the guarantor to correct their breaches within a time limit;

2.    To reduce, suspend or terminate all or part of credit line to Party A;

3.    To suspend or terminate all or part of business applications made by Party A under this Agreement, the Individual Agreements or other agreements signed by and between Party A and Party B; suspend or terminate the granting of the outstanding loans and the handling all or part of trade financing and letter of guarantee businesses that have not completed;

4.    To announce immediate maturity of all or part of the outstanding loans, trade financing amount, advance principal and interest and other payables under this Agreement, the Individual Agreements or other agreements signed by and between Party A and Party B;

5.    To rescind or terminate this Agreement, rescind or terminate all or part of the Individual Agreements and other agreements signed by and between Party A and Party B;

6.    To require Party A to compensate for the losses caused to Party B due to its breach of contract, including but not limited to the legal fee, attorney’s fee, notarization fee, enforcement fee and other related expenses for realizing the claims;

7.    To deduct Party A’s amount in the account opened with Party B to offset all or part of Party A’s indebtedness to Party B. The undue amount in the account is deemed as premature. If the currency of account is different from Party B’s money of account, the amount will be converted by the rate of foreign exchange settlement and sale applicable to Party B in deduction;

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8.    To exercise the guarantee real right;

9.    To require the guarantor to assume the guarantee liability;

10.    Other measures Party B deems as necessary.

ARTICLE 11 RESERVATION OF RIGHT

If one party fails to exercise part or all of rights under this Agreement and the Individual Agreements, or fails to require the other party to perform or assume part or all of obligations and liability, it does not constitute such party’s waiver of the right or the obligation or liability.

Any tolerance, extension or delay in exercising the rights under this Agreement or the Individual Agreements granted by one party to the other party does not affect any of its right entitled according to this Agreement, the Individual Agreements, laws and regulations, or is deemed as its waiver of the right.

ARTICLE 12 ALTERNATIONS, MODIFICATION, TERMINATION AND PARTIAL INVALIDITY

The Parties may alter or modify this Agreement in writing after negotiations, and any alternation or modification shall constitute an integral part of this Agreement.

This Agreement shall not be terminated before all the rights and obligations under it and its Individual Agreements are executed, unless otherwise specified by laws, regulations or agreed by the Parties.

The invalidity of any provisions of this Agreement does not affect the legal effect of other provisions, unless otherwise specified by laws and regulations or agreed by the Parties.

ARTICLE 13 APPLICABLE LAWS AND SETTLEMENT OF DISPUTES

This Agreement and the Individual Agreements are governed by the laws of the People’s Republic of China, unless otherwise agreed by the Parties.

After the effectiveness of this Agreement and the Individual Agreements, all the disputes arising from or in respect of the signing and performing of this Agreement and the Individual Agreements shall be settled by the Parties through negotiation, unless otherwise agreed by the Parties, any party may settle the disputes by the way of (2):

1.    To submit the disputes to the     /     Arbitration Committee for an arbitration award.

2.    To file a lawsuit with the people’s court of the place where Party B or Bank of China Limited or other organizations that exercise the rights and obligations according to this Agreement and the Individual Agreements are located.

3.    To file a lawsuit with the people’s court with jurisdiction.

During the period of dispute settlement, if the disputes do not affect the performance of other provisions of this Agreement and the Individual Agreements, such other provisions shall be continued to perform.

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ARTICLE 14 ATTACHMENTS

The following appendix and other attachments and Individual Agreements confirmed by the Parties jointly constitute an integral part of this Agreement and have the same legal effect his Agreement.

ARTICLE 15 MISCELLANEOUS

1.    Without Party B’s written consent, Party A shall not transfer any of its obligations and rights under this Agreement and the Individual Agreements to a third party.

2.    Party A acknowledges that Party B may entrust other organizations of Bank of China Limited to perform the rights and obligations under this Agreement and the Individual Agreements out of business needs; such organizations of Bank of China Limited authorized by Party B have the right to exercise all the rights under this Agreement and the Individual Agreements and to file a lawsuit with the court or apply for an arbitration award with an arbitration agency for the disputes arising from this Agreement and the Individual Agreements.

3.    This Agreement is legally binding upon the Parties and their respective legal successors and assignees without damaging other provisions of this Agreement and the Individual Agreements.

4.    The Parties assign the domiciles stated in this Agreement as the mailing and contact addresses and undertake to notify the other party in writing in case of changes in the mailing and contact addresses, unless otherwise agreed.

5.    The titles and business names in this Agreement are just for the convenience of reference and shall not be used for interpretation of the clause content and the rights and obligations of the Parties.

6.    If Party B cannot perform this Agreement or perform as specified by this Agreement due to changes in laws, regulations and regulatory provisions or requirement by the regulatory departments, Party B has the right to terminate this Agreement or modify this Agreement and its Individual Agreements for performance according to the changes in laws, regulations and regulatory provisions or requirement of the regulatory departments. Party B is exempted from liability for the termination of this Agreement or its failure to perform this Agreement or to perform as specified by this Agreement due to the above reason.

Article 16 Effectiveness

This Agreement shall become effective as of the date when it is signed and stamped by the legal representatives, persons in charge or authorized signatories of the Parties.

Three copies of the Agreement is made; Party A, Party B and the guarantor each holding one copy, all of the copies have the same legal effect.

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Party A: ACM Research (Shanghai), Inc. (seal)

Authorized signatory: Hui Wang (seal) /s/ Hui Wang

August 21, 2017

Party B: Shanghai Pudong Development Zone Branch of Bank of China Limited (seal)

Authorized signatory: Hu Yisheng (seal) /s/ Hu Yisheng

August 21, 2017

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